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                                                                       Exhibit 5


                         Parker-Hannifin Corporation
                           6035 Parkland Boulevard
                            Cleveland, Ohio 44124



February 24, 2000


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549-1004

         Re:  Parker-Hannifin Corporation
              Registration Statement on Form S-4
              ----------------------------------

Ladies and Gentlemen:

         I am acting as counsel to Parker-Hannifin Corporation, an Ohio corporation ("Parker"), in connection with the Registration Statement on Form S-4 filed by Parker with the Securities and Exchange Commission, as amended (the "Registration Statement") with respect to up to 8,448,429 shares of common stock, par value $.50 per share (the "Parker Shares"), of Parker that are proposed to be issued in connection with the merger (the "Merger") of Commercial Intertech Corp. ("Commercial Intertech"), with and into Parker, as described in the Proxy Statement/Prospectus that is a part of the Registration Statement (the "Proxy Statement/Prospectus").

         In connection with this opinion, I have reviewed the Registration Statement and the exhibits thereto, and I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, certificates of public officials and of officers of Parker, and other instruments in addition to such matters of law and fact as I have deemed necessary to render the opinion contained herein.

         Based upon and subject to the foregoing, I am of the opinion that the Parker Shares being registered under the Registration Statement, when issued pursuant to the Merger, will be validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement and to the reference to me under the caption "LEGAL MATTERS" in the Proxy
Statement/Prospectus contained therein.

                                         Very truly yours,


                                         /s/ Thomas A. Piraino, Jr.
                                         -------------------------------------
                                         Name:   Thomas A. Piraino, Jr.
                                         Title:  Vice President, General Counsel
                                                   and Secretary